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                                                                  EXHIBIT 10.101






                                 $20,000,000.00


                           REVOLVING CREDIT AGREEMENT
                                (REVOLVING DEBT)


                                DECEMBER 23, 2002


                                     BETWEEN


                        AL U.S. DEVELOPMENT VENTURE, LLC
                                   AS BORROWER


                                       AND


                         SUNRISE ASSISTED LIVING, INC.,
                                    AS LENDER



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                           REVOLVING CREDIT AGREEMENT
                                (REVOLVING DEBT)

THIS REVOLVING CREDIT AGREEMENT is made and entered into as of December 23, 2002 between (i) AL U.S. Development Venture, LLC, a Delaware limited liability company, as Borrower, and (ii) Sunrise Assisted Living, Inc., a Delaware corporation, as Lender.

                                    ARTICLE I
                                   DEFINITIONS

                SECTION 1.01 DEFINITIONS. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto (the "Definitions Appendix"), and the rules of construction and usage set forth in the Definitions Appendix shall be applicable herein and therein. The Definitions Appendix is incorporated herein by reference in its entirety and is a part of this Agreement to the same extent as if it had been set forth in this Section 1.01 in full. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Venture Agreement.

                                   ARTICLE II
                                    THE LOAN

                SECTION 2.01 THE LOAN. Lender agrees, on the terms and conditions set forth in this Agreement, to make a loan on a revolving basis (the "Loan") to the Borrower in the maximum amount outstanding at any one time of Twenty Million Dollars and 00/100 ($20,000,000.00), in order to provide Borrower with funds that it will contribute to its indirect Subsidiaries, to be used by such Subsidiaries in the development of the Projects. Sums borrowed and repaid may be readvanced upon compliance with the terms and conditions of this Agreement.

                SECTION 2.02 FUNDING OF LOAN. Subject to the terms and conditions set forth in this Agreement, Lender shall make advances of the Loan to Borrower in immediately available funds within five (5) days after Lender's receipt of a requisition for a loan advance complying with this Agreement; provided, however, that Lender shall not be obligated to make more than two (2) advances per month. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender shall make the funds available to the Borrower at the Lender's address as set forth on the signature page to this Agreement.

                SECTION 2.03 USE OF LOAN PROCEEDS. All Loan proceeds made available to Borrower by Lender in accordance with this Agreement shall be made available by Borrower to its Subsidiaries to fund costs associated with the development of the Projects, as identified on Exhibit B attached hereto. Each loan advance requisition delivered by Borrower to Lender shall identify the Project for which the advance is being requested.


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                SECTION 2.04 NOTE: EVIDENCE OF LOAN. The Loan shall be evidenced by a single, non-negotiable promissory note payable to Lender in an amount equal to the Loan, in the form of the Note.

                SECTION 2.05 INTEREST RATE. Interest shall accrue on the outstanding principal amount of the Loan at the rate of ten percent (10%) per annum.

                SECTION 2.06 MATURITY OF LOAN. The principal amount of the Loan together with accrued interest shall be due and payable on the Termination Date.

                SECTION 2.07 LOAN REPAYMENT. The principal amount of the Loan, together with any accrued interest, shall be repaid from the proceeds of the construction loans for the Projects. To the extent that any existing Loan balance exists with respect to a Project for costs for which the Borrower receives construction loan proceeds, to the extent permitted by any lender, such construction loan proceeds shall be applied to that portion of the Loan balance advanced, incurred, or accrued in connection with such costs. In addition, Borrower may, upon at least three (3) Business Days notice to the Lender, repay the Loan, in whole, or in part in any amount, by paying the principal amount to be repaid together with accrued interest thereon to the date of repayment.

                SECTION 2.08 GENERAL PROVISIONS AS TO PAYMENTS. Notwithstanding any Loan repayment Borrower may undertake or which may be required under Section
2.07 above, Borrower shall also make monthly payments of interest only on the Loan not later than 12:00 Noon, prevailing U.S. Eastern Standard Time, on the first (1st) day of each month, without set-off, counterclaim or other deduction, in U.S. Dollars or other funds immediately available to the Lender at its address. Whenever the payment of principal of, or interest on, the Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                Notwithstanding the foregoing or any other provision of this Agreement to the contrary, payments of interest shall be required to be made only if and to the extent that Borrower has sufficient Gross Revenues or Proceeds from Capital Transactions available to pay such interest in accordance with the provisions of Sections 3.2(h), 5.3.1 and 5.3.2 of the Venture Agreement; and payments of principal shall be required to be made only if and to the extent that Borrower has sufficient Proceeds from Capital Transactions available to pay such principal in accordance with the provisions of Sections
5.3.1 and 5.3.2 of the Venture Agreement. To the extent that such Gross Revenues or Proceeds from Capital Transactions are insufficient to pay interest under the Loan on a current basis, as set forth in this paragraph, any such interest shall accrue.


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                SECTION 2.09 COMPUTATION OF INTEREST. Interest on the Loan shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

                                   ARTICLE III
                                   CONDITIONS

                SECTION 3.01 CONDITIONS TO CLOSING. The obligation of the Lender to make the Loan on the Closing Date is subject to the satisfaction of the following conditions unless waived in writing by Lender:

                (a) Effectiveness. This Agreement shall become effective in accordance with Section 7.07.

                (b) Note. On or prior to the Closing Date, the Lender shall have received the duly executed original Note.

                (c) Adverse Change, etc. On the Closing Date, nothing shall have occurred (and the Lender shall not have become aware of any facts or conditions not previously known) which the Lender shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

                (d) Borrower's Certificate. The Lender shall have received a certificate dated the Closing Date signed by the Borrower stating that (x) on the Closing Date and after giving effect to the Loan being made on the Closing Date, no Default or Event of Default shall have occurred or be continuing and
(y) to the best knowledge and belief of the Borrower, the representations and warranties of the Borrower contained in this Agreement are true and correct on and as of the Closing Date.

                (e) Company Proceedings. On the Closing Date, the Borrower shall have delivered to the Lender (i) a copy of the Borrower's articles of organization and operating agreement (or analogous governing documents), as amended; (ii) a certificate by the appropriate governmental authority dated as of a recent date, as to the existence of the Borrower as a duly organized company; (iii) a certificate of the Borrower, dated the Closing Date and certifying (A) that Borrower's articles of organization, as referenced by the certificate furnished pursuant to clause (ii) above, have not been amended since the date of such certification, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true and complete copy of the articles of organization and operating agreement of the Borrower as in effect on the date of such certification and all other times relevant to the transactions contemplated hereby, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by the members of the Borrower authorizing the execution, delivery and performance of this Agreement and the Note and each other document delivered in connection herewith or therewith and that said resolutions have not been amended and are in full force and effect on the date of such certificate, and (E) as to the incumbency and specimen signatures of


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the Officers of the Borrower executing this Agreement and the Note or any other document delivered in connection herewith or therewith.

                All company and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement or in any other document delivered in connection therewith shall be satisfactory in form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents and papers, including records of company proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper company or Governmental Authorities.

                (f) Representations and Warranties. All representations and warranties made by Borrower hereunder shall be true and correct in all material respects.

        Lender acknowledges receipt of all of the foregoing materials and certificates, and acknowledges that the same are satisfactory to Lender as of the Closing Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants that:

                SECTION 4.01 BORROWER'S EXISTENCE AND POWER. The Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has all company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. To the extent required by law, Borrower is duly qualified to do business in the jurisdictions where the Projects are located.

                SECTION 4.02 BORROWER'S AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the company powers of the Borrower, have been duly authorized by all necessary company action, to Borrower's knowledge, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing as shall have been taken or made and that is in full force and effect from and after the Closing
Date) and, to Borrower's knowledge, do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of organization and operating agreement (or analogous organizational documents) of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

                SECTION 4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, and the Note, when executed and delivered in accordance with this


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Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its terms except in each case as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                SECTION 4.04 VIOLATIONS OF LAW. To Borrower's knowledge, Borrower is not in violation of any applicable statute, rule, regulation, ordinance or order of any Governmental Authority, the violation of which might have a Material Adverse Effect.

                SECTION 4.05 REGULATORY RESTRICTIONS ON BORROWING. To Borrower's knowledge, Borrower is not subject to any regulatory scheme which restricts its ability to incur debt or limits its ability to consummate the transactions contemplated hereby.

                SECTION 4.06 NO BURDENSOME RESTRICTIONS. To Borrower's knowledge, no contract, lease, agreement or other instrument to which the Borrower is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment decree or order and no provision of Applicable Law or governmental regulation has had or can reasonably be expected to have a Material Adverse Effect.

                SECTION 4.07 SOLVENCY. After giving effect to the execution and delivery of this Agreement and the Note, the consummation of the transactions contemplated hereby and thereby and the making of the Loan hereunder, Borrower is Solvent.

                SECTION 4.08 NO DEFAULT. To Borrower's knowledge, Borrower is not in default with respect to (a) any note, indenture, loan agreement mortgage, lease, deed or other similar agreement relating to Indebtedness to which Borrower is a party or by which Borrower is bound or (b) any other instrument, document or agreement to which Borrower is a party or by which Borrower or any of its properties are bound, the default of which would or could reasonably be expected to have a Material Adverse Effect.

                SECTION 4.09 BROKER'S OR FINDER'S FEES. To Borrower's knowledge, no broker's or finder's fees or commissions have been incurred or will be payable by the Borrower to any Person in connection with the transactions contemplated by this Agreement.

                SECTION 4.10 USE OF PROCEEDS. The proceeds of the Loan made under this Agreement will be used by the Borrower to pay for the cost of developing and constructing the Projects and costs incidental to the foregoing.

                SECTION 4.11 CONDITIONS PRECEDENT TO ADVANCES. Lender's obligation to make an advance of Loan proceeds shall be subject to satisfaction of the following conditions precedent, in Lender's reasonable judgment:


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                (a) Receipt of a requisition from Borrower, in a form reasonably satisfactory to Lender, setting forth the amount of the Loan advance requested.

                (b) Receipt of evidence satisfactory to Lender that Borrower's intended uses of the proceeds will not contravene any term of this Agreement.

                (c) Receipt of evidence satisfactory to Lender that previous advances were applied to pay the costs described in the previous requisitions.

                Lender acknowledges that Sunrise Assisted Living Investments, Inc. ("SALII"), a Related Party of Lender, is a Member of Borrower, and, accordingly, agrees that Borrower shall not be in breach of any representation or warranty set forth in this Article IV if SALII knew or should have known that such representation or warranty was untrue or misleading in any way and further agrees that any such knowledge shall not be imputed to Borrower.

                                    ARTICLE V
                              BORROWER'S COVENANTS

                The Borrower agrees that, so long as any amount payable hereunder or under the Note remains unpaid:

                SECTION 5.01 REPORTING REQUIREMENTS. Upon Lender's request, Borrower shall deliver or cause to be delivered to the Lender such financial statements as are routinely prepared by Borrower for its Members. Borrower shall also provide such additional information regarding the condition, results of operations, properties, assets, business or prospects of the Borrower as the Lender may reasonably request.

                SECTION 5.02 NOTIFICATIONS TO THE LENDER. Borrower shall notify the Lender in writing within ten (10) Business Days: (a) upon occurrence thereof, of any Default or Event of Default hereunder, (b) upon occurrence thereof, of any event or condition which could have a Material Adverse Effect; and (c) upon the occurrence thereof, of Borrower's default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of Borrower, including, without limitation, the Loan Documents, or (ii) any other instrument, document or agreement to which Borrower is a party or by which Borrower or any of its properties is bound, the default of which could have a Material Adverse Effect.

                SECTION 5.03 ENVIRONMENTAL MATTERS. Borrower shall comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of the Borrower which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, notify the Lender, and proceed with due diligence and, at the cost and expense of the Borrower, to respond appropriately, in accordance with all requirements of the Environmental Laws.


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                SECTION 5.04 PAYMENT OF OBLIGATIONS. Borrower shall pay and discharge, as the same shall become due and payable, (i) all its respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its properties or assets and (ii) all lawful taxes, assessments and charges or levies made upon its properties or assets, by any governmental body, agency or official except where any of the items in clause (i) or (ii) of this Section may be diligently contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books, if required under generally accepted accounting principles, appropriate reserves with respect to any such items.

                SECTION 5.05 OTHER INDEBTEDNESS. Borrower shall maintain all of its Indebtedness in whatsoever manner incurred, including, but not limited to, Indebtedness for borrowed money or for services or goods purchased, in a current status.

                SECTION 5.06 MAINTENANCE OF PROPERTY. The Borrower shall keep all property useful and necessary in its business in good working order and condition, subject to ordinary wear and tear.

                SECTION 5.07 INSURANCE. Borrower shall:

                (a) Keep all of its property insured by insurance companies (i) acceptable to the Lender; and (ii) licensed to do business in all jurisdictions in which the Borrower does business, against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as the Lender may reasonably from time to time request, in amounts satisfactory to the Lender;

                (b) Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) acceptable to the Lender and (ii) licensed to do business where Borrower conducts its business; and,

                (c) Deliver certificates of insurance for such policy or policies to the Lender, containing endorsements, in form satisfactory to the Lender, providing that such insurance shall not be cancelable, except upon thirty (30) days prior written notice to the Lender. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrower shall use its best efforts to cause such insurer to give prompt written notice to the Lender of the occurrence of such termination, nonpayment or lapse.

                SECTION 5.08 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower shall continue to engage in business of the same general type as now conducted by the Borrower, and will preserve, renew and keep in full force and effect its company existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.


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                SECTION 5.09 COMPLIANCE WITH LAWS. The Borrower shall comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                SECTION 5.10 ACCOUNTING; INSPECTION OF PROPERTY. BOOKS AND RECORDS. The Borrower shall keep proper books of record and account in which full true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities, will maintain its fiscal reporting periods on the present basis and will permit representatives of the Lender to visit and inspect any of its properties, to examine and make copies from any of its books and records and to discuss its affairs, finances and accounts with its manager, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                SECTION. 5.11 RESTRICTION ON LIENS. The Borrower shall not create, incur, assume or suffer to exist any Lien of any kind on any of its assets except for the Permitted Lien.

                SECTION 5.12 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower shall not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower to any other Person or Persons except for affiliates of Borrower.

                SECTION 5.13 INDEPENDENCE OF COVENANTS. All covenants contained herein shall be given independent effect.

                SECTION 5.14 TAX RETURNS. Borrower shall file all tax returns and other reports that Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                SECTION 5.15 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. Borrower shall comply with its articles of organization and operating agreement (or analogous governing documents).

                SECTION 5.16 BUSINESS ACTIVITIES. Borrower shall not engage in any activities other than the development and construction of the Projects and activities incidental to such development and construction.

                                   ARTICLE VI
                                    DEFAULTS


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                SECTION 6.01 EVENTS OF DEFAULT. An Event of Default shall have occurred and be continuing if:

                (i) Borrower fails to pay when due any principal of the Loan or fails to pay any interest on the Loan (in each case, subject to the second paragraph of Section 2.08), any fee or any other amount payable hereunder or under the Note for ten (10) days following written notice thereof;

                (ii) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any company or corporate action to authorize any of the foregoing; or,

                (iii) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 120 days.

        In the case of (i) above, and in such event, while such event is continuing, the Lender may by notice to the Borrower terminate the Loan and it shall thereupon terminate, and the Loan, together with accrued interest and accrued and unpaid fees thereon, shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In the case of (ii) or (iii) above, without any notice to the Borrower or any other act by the Lender, the Loan shall thereupon terminate and the Loan (together with accrued interest and accrued and unpaid fees thereon) shall become immediately due and payable without presentment demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


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                                   ARTICLE VII
                                  MISCELLANEOUS

                SECTION 7.01 NOTICES. Unless otherwise specified herein, all notices, requests and other communications to a party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to the Borrower or the Lender, at their respective addresses or facsimile numbers set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited in the mails, certified mail, return receipt requested, with appropriate first class postage prepaid, addressed to the Lender or (iii) if given by any other means, when delivered to the Lender's address specified on the signature page. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

                SECTION 7.02 NO WAIVERS. No failure by the Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

                SECTION 7.03 EXPENSES; INDEMNIFICATION.

                (a) Expenses. Each party shall pay its own expenses incurred in connection with the Loan, except that if an Event of Default occurs, Borrower shall pay all out-of-pocket expenses incurred by the Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                (b) Indemnity in Respect of Loan Documents. Except to the extent caused by the act or omission of Lender or SALII, Borrower agrees to indemnify the Lender, its Affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loan hereunder.

                (c) Indemnity in Respect of Environmental Liabilities. Except to the extent caused by the act or omission of Lender or SALII, Borrower hereby indemnifies the Lender from and against, and agrees to hold the Lender harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of the Lender arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against the Lender.

                SECTION 7.04 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

                SECTION 7.05 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither Lender nor Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the other.

                SECTION 7.06 GOVERNING LAW; SUBMISSION TO JURISDICTION: This agreement and the note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia and of any Virginia state court for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                SECTION 7.07 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Note constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Lender of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lender in form satisfactory to it of telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

                SECTION 7.08 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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                SECTION 7.09 CONFIDENTIALITY. The Lender agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature, provided that nothing herein shall prevent the Lender from disclosing such information (i) to any other Person if reasonably incidental to the administration of the Loan, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this Agreement, (v) in connection with any litigation to which the Lender may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, and (vii) to Lender's legal counsel and independent auditors.

                SECTION 7.10 NOTICES. All notices, demands, consents, approvals, and requests given by either party to the other hereunder shall be in writing and shall be sent by hand delivery, by a nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

           Borrower:      AL U.S. Development Venture, LLC
                          c/o AEW Capital Management, L.P.
                          World Trade Center
                          Two Seaport Lane
                          Boston, Massachusetts 02110
                          Attn: Asset Manager -- AEW Senior Housing Company, LLC
                          Telephone: (617) 261-9360
                          Facsimile: (617) 261-9555

           Copy to:       AEW Capital Management, L.P.
                          World Trade Center, Two Seaport Lane
                          Boston, Massachusetts 02110
                          Attn: General Counsel
                          Telephone: (617) 261-9145 and (617) 261-9540
                          Facsimile: (617) 261-9555

           Copy To:       Joseph J. Christian, Esquire
                          Hale and Dorr LLP
                          60 State Street
                          Boston, Massachusetts 02109
                          Telephone: (617) 526-6947
                          Facsimile: (617) 526-5000

           Lender :       Sunrise Assisted Living, Inc.
                          7902 Westpark Drive
                          McLean, Virginia 22102
                          Attn: Legal Department
                          Telephone:  (703) 744-1607
                          Facsimile:  (703) 744-1628

            Copy to:      Wayne G. Tatusko, Esquire
                          Watt, Tieder, Hoffar & Fitzgerald, LLP
                          7929 Westpark Drive, Suite 400
                          McLean, Virginia 22102
                          Telephone:  (703) 749-1088
                          Facsimile:  (703) 356-5388

or to such other address and to the attention of such other person as either party may from time to time designate in writing. Notices properly given as described above shall be effective upon receipt. Refusal to accept delivery shall constitute receipt.


                          [The signature page follows]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          BORROWER:

                          AL U.S. DEVELOPMENT VENTURE, LLC

                          By: Sunrise Assisted Living Investments, Inc., its Managing Member

                                  By:    /s/Daniel B. Gorham
                                         -------------------
                                  Name:  Daniel B. Gorham
                                         ----------------
                                  Title: Vice President
                                         --------------

                          By:     AEW Senior Housing Company, LLC, a member

                                  By: Seaport Senior Housing Management, LLC, its Managing Member

                                         By:    /s/Christopher A. Kazantis
                                                --------------------------
                                         Name:  Christopher A. Kazantis
                                                -----------------------
                                         Title: Vice President
                                                --------------

                          LENDER:

                          SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                          By: /s/Christian B.A. Slavin
                              ------------------------
                          Name: Christian B.A. Slavin
                                ---------------------
                          Title: Executive Vice President
                                 ------------------------


Appendix A  Definitions and Usage
Exhibit A   Form of Note
Exhibit B   List of Projects
Exhibit C   List of Subsidiaries

                                                                      APPENDIX A

                              DEFINITIONS APPENDIX

                The definitions set forth in this Definitions Appendix are incorporated by reference into the Revolving Credit Agreement dated December __, 2002 between AL U.S. Development Venture, LLC, as Borrower, and Sunrise Assisted Living, Inc., as Lender (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Reference in this Definitions Appendix to "this Agreement," "hereof," "thereof," "hereunder" and to any Article or Section shall be interpreted to mean this Agreement and the referenced Article or Section, including this Definitions Appendix.

DEFINITIONS

                "Affiliate" means with respect to any person or entity (a "Person"), (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Person or (ii) any Person of which a Person is the beneficial owner of a twenty-five percent (25%) or greater interest or (iii) any Person who acquires all or substantially all of the assets of a Person. A Person shall be deemed to control another Person if such Person, directly or indirectly, has the power to direct the management, operations or business of such Person. The term "beneficial owner" is to be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

                "Agreement" means this Revolving Credit Agreement, as it may be amended, modified or supplemented from time to time.

                "Applicable Law" means all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                "Borrower" means AL U.S. Development Venture, LLC, a limited liability company organized under the laws of the Sate of Delaware.

                "Business Day" shall mean a day on which banks are not required or authorized to close in Fairfax County, Virginia, U.S.A.

                "Closing Date" means the date hereof.

                "Default" means the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

                "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                "Event of Default" means any of the events or conditions described in Section 6.01.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

                "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                "Indebtedness" means, as applied to any Person or entity, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; or
(iii) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are less than 60 days past due; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) indebtedness of others Guaranteed by such Person.

                "Lender" means Sunrise Assisted Living, Inc., in its capacity as Lender, and its successors and assigns.

                "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset.

                "Loan" has the meaning set forth in Section 2.01.

                "Loan Documents" means this Agreement, the Note, the other instruments, documents or agreements executed by Borrower pursuant to Section 3.01, any certificates issued by any Governmental Authority with respect to the formation and organization of the Borrower, and all other instruments, documents and agreements now or hereafter executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

                "Material Adverse Effect" means any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of the Borrower; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document, (c) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform under this Agreement; or (d) materially impairs or is reasonably expected to materially impair the ability of the Lender to enforce its rights under this Agreement.

                "Note" means promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loan.

                "Permitted Lien" means the Lien securing that certain loan to be obtained by Borrower (initially) for the construction and (ultimately) the permanent financing of the Projects, which loan shall be in an amount not to exceed seventy-five percent (75%) of the then current fair market value of said Projects. This Loan shall be subordinate thereto.

                "Person" means and includes any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                "Project" or "Projects" means the land and the assisted living or independent living facilities to be constructed thereon described on Exhibit B.

                "Quarterly Period" means each period beginning with the first day of a calendar quarter (or in the case of the first Quarterly Period during the term of the Loan, the Closing Date) and ending on the last day of such calendar quarter.

                "Solvent" means, as to any Person or entity, that such Person or entity (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

                "Subsidiary" means any entity listed on Exhibit C.

                "Tax" means and includes any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Lender imposed by any jurisdiction in which the principal office of the Lender is located.

                "Termination Date" means the date which is eight (8) years from the Closing Date.

                "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                "Venture Agreement" means the Limited Liability Company Agreement of Borrower, of even date herewith.

                                      USAGE

                The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                (i) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                (ii) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof, references in any instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

                (iii) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                (iv) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                    EXHIBIT A

                                  FORM OF NOTE

                                   NON-NEGOTIABLE
FAIRFAX COUNTY, VIRGINIA          PROMISSORY NOTE                 $20,000,000.00


DECEMBER __, 2002

                For value received, AL U.S. Development Venture, LLC (the "Borrower"), promises to pay to Sunrise Assisted Living, Inc. (the "Lender"), so much of the principal amount of the Loan as is advanced by the Lender to the Borrower pursuant to the Revolving Credit Agreement referred to below as provided for in the Revolving Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of such Loan on the dates and at the rate or rates provided for in the Revolving Credit Agreement, subject to Borrower's right to accrue such payments set forth in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of the Lender, in accordance with the terms and provisions of the Revolving Credit Agreement.

                Advances of the Loan made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to the Loan shall be endorsed by the Lender on the schedule attached to and made a part hereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Agreement.

                This Note is referred to in the Revolving Credit Agreement dated December __, 2002 between the Borrower and Lender. Terms defined in the Revolving Credit Agreement are used herein with the same meanings. Reference is made to the Revolving Credit Agreement for provisions for the optional prepayment hereof and the acceleration of the maturity hereof.


                                            ------------------------------------

                                            By:
                                               ---------------------------------

                                                   By:
                                                      --------------------------
                                            Name:
                                            Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

---------------------------------------------------------------------------------------------------
                  Amount of           Type           Amount of Principal        Notation Made By
   Date             Loan                                  Repaid

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                List of Projects



 Sunrise of Bonita
 3302 Bonita Road
 Chula Vista, CA 91902

 Sunrise of Boulder
 3955 28th Street
 Boulder, Colorado 80301

 Sunrise of Huntington Beach
 7401 Yorktown Avenue
 Huntington Beach, California 92648

 Sunrise of La Jolla
 810 Turquoise Street
 Pacific Beach, California 92101

 Sunrise of LaPalma
 5321 La Palma Avenue
 La Palma, California 90623

 Sunrise of Newton Square
 333 Newton Square Road
 Newton Square, Pennsylvania 19073

 Sunrise of Sacramento
 345 Munroe Street
 Sacramento, California 95825

 Sunrise of Seal Beach
 3850 Lampson Avenue
 Seal Beach, California 90740

 Sunrise of Shipley Road
 2215 Shipley Road
 Wilmington, Delaware 19803


 Sunrise of Studio City
 4610-4630 Coldwater Canyon Road
 Studio City, California 91604

                                    EXHIBIT C

                              List of Subsidiaries


AL U.S./Bonita Senior Housing, L.P., a California limited partnership

Boulder Assisted Living, L.L.C., a Delaware limited liability company

AL U.S./Huntington Beach Senior Housing, L.P., a California limited partnership

AL U.S./La Jolla Senior Housing, L.P., a California limited partnership

AL U.S./La Palma Senior Housing, L.P., a California limited partnership

Newtown Square Assisted Living, L.L.C., a Delaware limited liability company

AL U.S./Sacramento Senior Housing, L.P., a California limited partnership

AL U.S./Seal Beach Senior Housing, L.P., a California limited partnership

AL U.S./Studio City Senior Housing, L.P., a California limited partnership

Wilmington Assisted Living, L.L.C., a Delaware limited liability company